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                                                                   EXHIBIT 23(A)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report dated July 29, 1997, included in or made a part of this registration statement, and to the incorporation by reference in this registration statement of our report dated August 1, 1996 (except with respect to the stock split discussed in Note 1 and the agreement with Tadiran Information Systems Ltd. discussed in Note 8 as to which the date is August 30, 1996) included in VIASOFT, Inc.'s Form 10-K for the year ended June 30, 1996 and our report dated December 5, 1996 on the consolidated financial statements of Rottger & Osterberg Software-Technik GmbH and Subsidiaries for the years ended December 31, 1994 and 1995, and the nine months ended September 30, 1996, included in VIASOFT, Inc.'s Current Report on Form 8-K/A dated February 12, 1997, and to all references to our firm included in this registration statement.

                                          ARTHUR ANDERSEN LLP

Phoenix, Arizona,
  August 14, 1997.